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                                                           EXHIBIT 99.A (CE)
                                                           -----------------


                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------
               This Stock Subscription Agreement (the "Subscription Agreement") dated as of the 30th day of December, 1994, is entered into by and among Bally's Casino, Inc., a Delaware corporation ("Casino"), Arthur M. Goldberg ("Goldberg"), Bally Entertainment Corporation, a Delaware corporation ("BEC") and Orloff, Lowenbach, Stifelman & Siegel, P.A., a professional corporation (the "Escrow Agent").


                              W I T N E S S E T H:

               WHEREAS, Casino was formed to serve as a holding company for certain of the gaming operations of BEC;

               WHEREAS, BEC intends to subscribe for, and Casino intends to issue 100 shares of Casino's common stock, par value $1.00 per share ("Common Shares");

               WHEREAS, Goldberg intends to subscribe for, and Casino intends to issue to Goldberg One Million Six Hundred Eighty-Five Thousand Nine Hundred Ninety-Four (1,685,994) shares of Casino's Series A Cumulative Exchangeable Preferred Shares, par value $1.00 per share (the "Shares"), on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

               1.   Authorized Capital Stock.  The authorized capital stock
                    ------------------------
     of Casino consists of One Thousand (1,000) shares of common stock, par value $1.00 per share and One Million Six Hundred Eighty-Five Thousand Nine Hundred Ninety-Four (1,685,994) shares of preferred stock, par value $1.00 per share.

               2.   Subscription for Stock.
                    ----------------------
                    (a) Goldberg hereby subscribes for the Shares subject to the terms and conditions of this Agreement. In exchange for the issuance of the Shares by Casino, Goldberg agrees to convey to Casino all of his right, title and interest in and to 752,676 shares of common stock of Bally's Grand, Inc., a Delaware corporation ("Nevada Shares").



















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                    (b)  BEC hereby subscribes for the Common Shares
               subject to the terms and conditions of this Agreement. In exchange for the Common Shares BEC agrees to convey to Casino all of its right, title and interest in and to all the shares of Bally Intermediate Sub, Inc., a Delaware corporation ("Sub Shares").

               3.   Warranties and Representations.
                    ------------------------------
                    (a) Goldberg hereby warrants and represents that on the date of this Agreement and at the time the Documents are disbursed pursuant to subparagraph (c)(i) of Section 8:

                         (i) He is aware of the fact that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement of the Shares for investment.

                        (ii) He recognizes that Casino has only recently been organized and has no meaningful financial or operating history and, further, that the Shares, as an investment, involve a high degree of risk.

                       (iii) He is aware of the fact that there is no public market for the Shares and that it may not be possible to readily liquidate his investment at any time.

                        (iv) The Shares to be purchased by him will be purchased for his own account entirely.

                    (b)  BEC hereby warrants and represents that:

                         (i) It is aware of the fact that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement of the Common Shares for investment.

                        (ii) It recognizes that Casino has only recently been organized and has no meaningful financial or operating history and, further, that the Common Shares, as an investment, involve a high degree of risk.




























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                       (iii)  It is aware of the fact that there is no
                    public market for the Common Shares and that it may not be possible to readily liquidate its investment at any time.

                        (iv) The Common Shares to be purchased by it will be purchased for its own account entirely.

               4.   Warranties and Representations of Casino.  Casino
                    ----------------------------------------
     hereby represents and warrants that on the date of this Agreement and at the time the Documents are disbursed pursuant to subparagraph
     (c)(i) of Section 8, upon the issuance of the Shares and Common Shares in accordance with the terms hereof, all such Shares and Common Shares will be duly authorized, validly issued, fully paid and non assessable, and free and clear of any and all liens and encumbrances, and that Casino is acquiring the Nevada Shares for its own account, for investment and without a view to the distribution thereof.

               5.   Effectuation of the Transaction.  The transactions
                    -------------------------------
     contemplated by this Agreement shall be effectuated by the following:

                    (a) Goldberg shall deliver to the Escrow Agent, as promptly as practicable, a certificate or certificates evidencing the Nevada Shares endorsed in blank.

                    (b) Casino shall deliver to the Escrow Agent, by December 31, 1994, a guaranty of Bally's Park Place, Inc., a Delaware corporation ("BPP Guaranty") substantially in the form of Exhibit "A" to this Agreement.

                    (c) Casino shall deliver to the Escrow Agent, by December 31, 1994, a stock certificate for the Shares to be issued in exchange for the Nevada Shares.

                    (d) BEC shall deliver to the Escrow Agent, by December 31, 1994, a certificate evidencing the Sub Shares endorsed in blank.

                    (e) Casino shall deliver to the Escrow Agent, by December 31, 1994, a stock certificate for the Common Shares to be issued in exchange for the Sub Shares.

                    (f) The Escrow Agent shall disburse the share certificates and other documents referred to in this



























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               Section 5 (collectively the "Documents") pursuant to Section
               8.

               6.   Registration Rights.
                    -------------------
                    (a)  Securities Subject to this Agreement.  For
                         ------------------------------------
               purposes of this Agreement, "Registrable Securities" shall mean the shares of Common Stock, par value $.66-2/3 of BEC ("BEC Common") acquired by Goldberg pursuant to exercise of the exchange right provided by the Shares (including shares received in respect of such shares pursuant to any stock dividend or other recapitalization of BEC) until such time as (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) such Registrable Securities are transferred pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act"); (iii) all Registrable Securities are eligible to be sold under Rule 144 in any period of three
               (3) months; or (iv) all Registrable Securities are transferred to any person other than Goldberg, whichever is earlier.

                    (b)  Piggy-back Registration.  If BEC proposes to file
                         -----------------------
               a registration statement under the Securities Act with respect to an offering by BEC for its own account (other than a registration statement on Forms S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to BEC's existing stockholders) of the BEC Common, then BEC shall in each case give written notice of such proposed filing to Goldberg at least ten (10) days before the anticipated filing date, and such notice shall offer Goldberg the opportunity to register such Registrable Securities as Goldberg may request (a "Piggy-back Registration"). On request of Goldberg (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution), received by BEC within five (5) days after the receipt by Goldberg of BEC's notice of intention to file the proposed registration statement, BEC shall include in such registration and qualification for sale under the blue sky or securities laws of the various states, the number of shares of Registrable Securities held and requested to be registered by Goldberg, which may be






















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               all or a part of the Registrable Securities.
               Notwithstanding the foregoing, if at any time prior to the effective date of the registration statement filed in connection with a Piggy-back Registration, BEC shall determine for any reason not to register or to delay registration of the securities proposed to be registered by BEC under such registration statement, BEC may, at its election, give written notice of such determination to Goldberg and, thereupon, (i) in the case of a determination not to register its securities, BEC shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering its securities, BEC shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

                    If BEC at any time proposed to register any of its
               securities in a Piggy-back Registration and such securities are to be distributed by or through one or more underwriters, BEC shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Goldberg to include such Registrable Securities in such offering on the same terms and conditions as any of the BEC Common Stock included therein. In such case, Goldberg shall be a party to the underwriting agreement between BEC and such underwriter or underwriters, shall be obligated to sell those Registrable Securities which Goldberg desires to sell in such Piggy-back Registration through such underwriters on the basis provided in such underwriting agreement and shall complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If Goldberg disapproves of the terms of an underwriting, he may elect to withdraw therefrom and from such Piggy-back Registration by notice to BEC and the managing underwriter. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to Goldberg that the number of shares which Goldberg or BEC intends to include in such offering (including for the account of other stockholders) is so large as to materially and adversely affect the success of such offering (including by reducing the price anticipated to be received in such offering), then the amount of




























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               securities to be offered for the account of Goldberg shall be reduced to the extent necessary to reduce the number of shares to be included in such offering to the number recommended by such managing underwriter or underwriters.

                    (c)  Demand Registration.  At any time Goldberg may, on
                         -------------------
               two (2) occasions, demand that BEC file a registration statement (a "Demand Registration") under the Securities Act with respect to an offering of not less than twenty-five percent (25%) of the Registrable Securities held by Goldberg by giving written notice to BEC of such demand (the "Demand Notice") which shall indicate an intention on Goldberg's part to exercise the exchange feature of the Shares. Within sixty (60) days from the Demand Notice, BEC shall use its best efforts to file a registration statement under the Securities Act with respect to the Registrable Securities included in the Demand Notice provided, however, that BEC may postpone the filing of such registration statement for a period of up to 60 days if BEC reasonably determines that
               (i) such a filing would adversely affect any proposed financing or acquisition by BEC or (ii) such filing would otherwise represent undue hardship for BEC. Goldberg shall be permitted to withdraw all or any part of the Registrable Securities included in the Demand Notice from the Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a registration statement is filed pursuant to Demand Notice and subsequently a sufficient number of Registrable Securities are withdrawn from the Demand Registration so that the registration statement does not cover at least twenty-five percent (25%) of the Registrable Securities owned by Goldberg, BEC may withdraw its registration statement. In addition, Goldberg shall be deemed to have used one of the rights to demand registration of Registrable Securities under this Section 6.

                    BEC shall maintain the effectiveness of any
               registration statement until consummation of distribution by Goldberg of the Registrable Securities included in the registration statement or as long as Goldberg reasonably requests.

                    (d)  Registration Procedures.  Subject to BEC's right
                         -----------------------
               to delay or withdraw a Registration set forth in

























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               paragraphs (b) and (c) of this Section 6, whenever any
               Registrable Securities are to be registered pursuant to this
               Section 6, BEC will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance (subject to paragraphs (b) and (c) of this Section 6) with the intended method of disposition thereof promptly, and in connection with any registrations, BEC will promptly:

                         (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement which includes the Registrable Securities and use its best efforts to cause such registration statement to become effective;

                        (ii) Prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the applicable period referred to in Section 6 (but not prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition thereof set forth in such registration statement or supplement to the prospectus;

                       (iii) Furnish to Goldberg and the underwriter or underwriters, if any, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as Goldberg or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by Goldberg;


























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                        (iv)  Notify Goldberg at any time when a prospectus
                    relating to the Registrable Securities is required to be delivered under the Securities Act, when BEC becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (v)  Make reasonable efforts to obtain the
                    withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                        (vi) As promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to Goldberg;

                       (vii)  On or prior to the date on which the
                    registration statement is declared effective, use its best efforts to register or qualify, and cooperate with Goldberg, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as Goldberg or any such underwriter requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and




























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                    all other acts or things necessary or advisable to
                    enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that BEC will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

                      (viii) Cooperate with Goldberg and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Goldberg may request;

                        (ix) If applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as Goldberg or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                         (x)  At reasonable times and upon reasonable
                    notice, make available for inspection by Goldberg, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Goldberg or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of BEC (collectively, the "Records"), as shall be reasonably necessary to enable them to meet their due diligence responsibility, and cause BEC's officers, directors and employees to supply all information reasonably requested by any such inspector in connection with such registration statement; provided that BEC shall not be required to provide any information under this paragraph if to do so would cause BEC to forfeit an attorney-client privilege that was applicable to such information; provided, further that all such information reviewed or obtained pursuant to this






























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                    paragraph shall be subject to a confidentiality
                    agreement between the parties prior to inspection;

                        (xi) Use reasonable efforts to obtain a cold comfort letter from BEC's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as Goldberg or the underwriters, if any, shall reasonably request.

                         Upon receipt of any notice from BEC of the
                    happening of any event of the kind described in subsection (d) of this Section 6, Goldberg will forthwith discontinue disposition of the Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 6 or until it is advised in writing (the "Advice") by BEC that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus and, if so directed by BEC, Goldberg will, or will request the managing underwriter or underwriters, if any, to, deliver to BEC (at BEC's expense) all copies, other than permanent file copies then in Goldberg's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event BEC shall give any such notice, the time periods mentioned in subsection (b) of this
                    Section 6 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Goldberg shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 6 or the Advice.

                    (e)  Registration Expenses.  All expenses incident to
                         ---------------------
               BEC's performance of or compliance with this Agreement, including, without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without


























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               limitation, all salaries and expenses of BEC's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by BEC are then listed and fees and disbursement of counsel for BEC and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if BEC elects to obtain such insurance) and the fees and expenses of any special experts retained by BEC in connection with such registration (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities which shall be paid by Goldberg) (all such expenses being herein called "Registration Expenses") will be borne by BEC.

                    (f)  Holdback Agreement.  Goldberg, by acquisition of
                         ------------------
               the Registrable Securities, agrees, if so requested by the managing underwriters, not to effect any public sale or distribution (including a sale under Rule 144) of such securities during the seven (7) days prior to the effective date of any registration statement filed by BEC in connection with an underwritten public offering of the BEC Common Stock (or for such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter, in order to complete the sale and distribution of the securities included in such registration).

                    (g)  Indemnification; Contribution.
                         -----------------------------
                         (i) BEC agrees to indemnify and hold harmless Goldberg, and any agent, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement which includes Registrable Securities, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue



























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                    statement or omission based upon information with
                    respect to Goldberg furnished in writing to BEC by or on behalf of Goldberg expressly for use therein; provided that, in the event that the prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented shall have been furnished to Goldberg prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the prospectus shall not inure to the benefit of Goldberg if the person asserting such loss, claim, damage or liability did not, at or prior to the confirmation of the sale of the Registrable Securities to such person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented. In connection with an underwritten offering, BEC will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Goldberg except with respect to information provided by the underwriter specifically for inclusion therein.

                        (ii)  Indemnification by Goldberg.  In connection
                              ---------------------------
                    with any registration statement in which Goldberg participates, Goldberg will furnish to BEC in writing such information with respect to Goldberg as BEC reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, BEC, its directors and officers and each person who controls BEC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained in or such omission relates to any information with respect to Goldberg so furnished in writing by Goldberg specifically for inclusion


























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                    in any prospectus or registration statement.  In no
                    event shall the liability of Goldberg hereunder be greater in amount than the dollar amount of the proceeds received by Goldberg upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                       (iii)  Conduct of Indemnification Proceedings.  Any
                              --------------------------------------
                    person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as are required due to such conflict of interest.






















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                        (iv)  Contribution.  If the indemnification
                              ------------
                    provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties and the relative benefits received by the indemnifying party and the indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         The parties hereto agree that it would not be just
                    and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6, Goldberg shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of Goldberg were offered to the public exceeds the amount of any damages which Goldberg has otherwise been required to pay by



























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                    reason of such untrue statement or omission.  No person
                    guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               7.   General.
                    -------
                    (a)  Entire Agreement.  This Agreement and the
                         ----------------
               documents referred to herein contain the entire understanding of the parties hereto with respect to the subject matter hereof and there are no restrictions, representations, warranties, covenants or undertakings of the parties hereto except those expressly set forth herein or in a document referred to herein.

                    (b)  Survival.  The representations, warranties,
                         --------
               covenants and agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the exchange of the Nevada Shares and the Sub Shares, and the issuance of the Shares and the Common Shares contemplated hereby.

                    (c)  Further Assurances, Specific Performance.  The
                         ----------------------------------------
               parties hereto each agree to execute and deliver such other instruments, documents or agreements as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby. In the event any party fails to deliver to the Escrow Agent any of the documents required by
               Section 5 by the time specified in Section 5, any other party shall be entitled, in addition to all other remedies, to a decree for specific performance of the provisions of this Agreement that relate to delivery of the items set forth in Section 5.

                    (d)  Amendment; Waiver.  This Agreement may be amended
                         -----------------
               and any provisions hereof may be waived only by a written instrument signed by the party against whom enforcement thereof is sought.

                    (e)  Notices.  All notices and other communications
                         -------
               provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt






















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               requested), postage prepaid or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notice sent by mail shall be effective five days after mailing; notices sent by telex shall be effective when answered back; notices sent by telecopier shall be effective when receipt is acknowledged; and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

                    (i)  if to Goldberg, at the following address:

                         Bally Entertainment Corporation
                         2 Executive Drive
                         Somerset, NJ  09973
                         Telephone:  908/469-4444
                         Facsimile:  908/469-3876

                   (ii)  if to BEC or Casino, at the following address:

                         Bally Entertainment Corporation
                         8700 West Bryn Mawr Avenue
                         Chicago, IL  60631
                         Attention:  Secretary
                         Telephone:  312/399-1300
                         Facsimile:  312/399-1231

                                   or

                  (iii)  if to Escrow Agent, at the following address:

                         Orloff, Lowenbach, Stifelman & Siegel, P.A.
                         101 Eisenhower Parkway
                         Roseland, NJ  07068
                         Attention:  F. Stifelman
                         Telephone:  201/622-6200
                         Facsimile:  201/622-3073

                    (f)  Section Headings.  The section headings contained
                         ----------------
               in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.





























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                    (g)  Severability.  If at any time subsequent to the
                         ------------
               date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect but the illegality or unenforceability of such provision shall have no effect upon or impair the enforceability of any other provision.

                    (h)  BEC Common.  The parties hereto acknowledge that
                         ----------
               BEC is not obligated to contribute BEC Common to Casino in connection with the issuance of the Shares or the subsequent exercise of the exchange feature of the Shares. Nothing in this subsection (h) is intended to or shall serve to relieve Casino of the obligation to deliver BEC Common upon the exercise of the exchange feature of the Shares. In the event the exchange feature of the Shares is exercised, BEC agrees to sell to Casino such number of shares of BEC Common as Casino requires to satisfy its obligation in connection with the exercise of the exchange feature of the Shares.
               The price per share for BEC Common to be paid by Casino shall be the average closing price for BEC Common as reported on the New York Stock Exchange (or such other principal market for BEC Common if not listed on the New York Stock Exchange) for the five (5) trading days ending five (5) days prior to the date Casino is required to deliver the BEC Common after exercise of the exchange right of the Shares. Casino may purchase such shares of BEC Common for cash or a combination of cash and notes. If Casino chooses to pay for such shares of BEC Common for a combination of cash and notes, the cash portion must be at least an amount calculated by multiplying the number of shares of BEC Common to be purchased by the par value of the BEC Common. The terms of any note to be issued by Casino to BEC shall be at least as favorable as BEC would have received at that time from an unaffiliated third party. As a condition to the issuance of the BEC Common, Casino shall deliver to BEC, at the time the note is delivered, a written opinion of a nationally recognized expert (reasonably satisfactory to BEC) with experience in appraising the terms and conditions of such note that the terms of such note are fair to BEC from a financial point of view. Casino agrees to amend the terms of such note to the extent required to obtain such an opinion.




























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


                    (i)  Assignment.  In the event Goldberg transfers any
                         ----------
               Shares or BEC Common he receives by exercising the exchange feature of the Shares to any of (i) his spouse or issue,
               (ii) the trustees of any trust made primarily for the benefit of Goldberg, his spouse or issue, (iii) a corporation in which Goldberg has a controlling interest or
               (iv) the beneficiaries of any trust described in clause (ii) of this sentence (collectively, the "Permitted Assigns"), by accepting transfer of the Shares or BEC Common, the Permitted Assigns shall be deemed to be bound by and to receive the benefits of the provisions of this Agreement. Notwithstanding the foregoing, there shall not be more than 10 Permitted Assigns. In addition, for purposes of Section 6 of this Agreement, those portions of Section 7 of this Agreement which relate to Section 6 and Section 8 the term "Goldberg" shall be deemed to include any Permitted Assigns.

                    (j)  Litigation Costs.  In the event of litigation
                         ----------------
               among the parties or between any of them, relating to the Subscription Agreement or the transactions contemplated by the Subscription Agreement, the prevailing party in such litigation shall be entitled to recover from the other party or parties, as the case may be, the costs and expenses incurred by the prevailing party in such litigation, including reasonable attorneys' fees.

                    (k)  Counterparts.  This Agreement may be executed in
                         ------------
               one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same document.

               8.   Escrow.
                    ------
                    (a)  Appointment.  Orloff, Lowenbach, Stifelman &
                         -----------
               Siegel, P.A. is hereby appointed Escrow Agent to hold and dispose of the Documents in accordance with the terms of this Agreement.

                    (b)  Duties.  The Escrow Agent shall hold and safeguard
                         ------
               the Documents until the earlier of (i) February 15, 1995, or
               (ii) such time as it receives an officer's certificate of BEC ("Officer's Certificate") stating that (y) BEC has received a written opinion from a nationally recognized investment banking firm to the effect that the exchange of the Nevada Shares for the Shares, with the terms presently included are fair to BEC from a financial point, and (z) that BEC has received evidence of approval of the New Jersey Casino Control Commission to the transactions contemplated by this Agreement.

                    (c)  Distribution of Documents.
                         -------------------------
                         (i)  Upon receipt by the Escrow Agent of the
                    Officer's Certificate, the Escrow Agent shall disburse to Casino the certificate or certificates evidencing the Nevada Shares, disburse to Goldberg the BPP Guaranty and the certificate for the Shares, disburse to Casino a certificate evidencing the Sub Shares and disburse to BEC a certificate for the Common Shares.

                        (ii) In the event that the Escrow Agent does not receive the Officer's Certificate by February 15, 1995, the Escrow Agent shall return to Goldberg the certificate or certificates evidencing the Nevada Shares, return to Casino the BPP Guaranty and the certificate for the Shares, return to BEC the certificate evidencing the Sub Shares and return to Casino the certificate for the Common Shares.

                    (d)  Other.    Escrow Agent shall hold and safeguard
                         -----
               the Documents and shall treat such Documents as a trust in accordance with the terms hereof and not as property of the Escrow Agent. Each party depositing any Document shall retain the voting rights and rights to any dividend or distribution with respect to the capital stock, if any, represented by such Document until such time as the Documents are disbursed by the Escrow Agent pursuant to subparagraph (c)(i) of this Section 8. It is understood and agreed that the duties of the Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and it shall have no responsibility for the genuineness or validity of any document or other items deposited with it. The Escrow Agent may act upon any notice, certificate, instrument or other document believed to be genuine and to have been made, sent, signed or prescribed by the proper party or parties, and shall not be liable for any action taken or omitted by it in connection with the performance by it of its duties pursuant to this Agreement, except for any willful misconduct, gross negligence or bad faith of it, its employees or agents and it shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or take any other action likely to involve it in expenses unless first indemnified to its satisfaction. The Escrow Agent shall not be liable for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited, or as to identity, authority or rights of any person executing the same. Liability as the Escrow Agent shall be confined to the things specifically provided for in this Agreement. Should the Escrow Agent before or after the close of escrow receive or become aware of any conflicting demands or claims with respect to the Documents, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to the parties' satisfaction, and the Escrow Agent shall have the further right to commence or defend any action or proceedings for the determination of such conflict. The parties other than the Escrow Agent hereto jointly and severally agree to pay all costs, damages, judgments and expenses including reasonable attorneys' fees, suffered or incurred by the Escrow Agent in connection with or arising out of this escrow, including, but not limited to the generality of the foregoing, a suit in interpleader brought by the Escrow Agent provided, however, that the Escrow Agent shall not be entitled to any indemnification for any willful misconduct, gross negligence or bad faith on the part of it, its employees or agents. The Escrow Agent shall be reimbursed by BEC for any out-of-pocket expenses incurred in connection with its services hereunder. Serving as the Escrow Agent hereunder shall not in any way prevent the Escrow Agent from continuing to represent Goldberg as legal counsel.

               9.   Indemnification.  BEC and Casino jointly and severally
                    ---------------
     agree to indemnify and hold harmless Goldberg from and on account of any and all federal, state, and local Income Taxes (as defined in the next sentence) payable by Goldberg solely as the result of the transfer by Goldberg of the Nevada Shares into escrow pursuant to
     Section 8 hereof and/or the return of the Nevada Shares to Goldberg by the Escrow Agent pursuant to subparagraph (c)(ii) of Section 8 hereof. "Income Taxes" as used in the preceding sentence shall mean all taxes, interest, penalties, and additions to tax resulting from the payment to or for the benefit of Goldberg of any of the foregoing, whether applicable to Goldberg's 1994 or 1995 income, or both.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   BALLY'S CASINO, INC.


                                   By: /s/ Lee S. Hillman
                                      ----------------------------

                                   BALLY ENTERTAINMENT CORPORATION

                                   By: /s/ Lee S. Hillman
                                      ----------------------------

                                    /s/ Arthur M. Goldberg
                                   ----------------------------
                                   Arthur M. Goldberg


                                   ORLOFF, LOWENBACH, STIFELMAN
                                     & SIEGAL, P.A.


                                    /s/ Ralph M. Lowenbach
                                   -------------------------------